                                                                     Exhibit 8.1



                                  July 14, 2004

Atlas Pipeline Partners, L.P.
1845 Walnut Street
Philadelphia, PA  19103

Ladies and Gentlemen:

         We have acted as counsel to Atlas Pipeline Partners, L.P., a Delaware limited partnership ("Atlas"), in connection with the preparation and filing by Atlas of a registration statement on Form S-3 under the Securities Act of 1933, as amended, File No. 333-113523 (the "Registration Statement"), the Prospectus included therein dated April 5, 2004 (the "Prospectus"), and the Prospectus Supplement of even date herewith (the "Prospectus Supplement") with respect to the offer and sale by Atlas (the "Offering") of up to 2,415,000 common units representing limited partner interests of Atlas (the "Common Units"). You have requested our opinion requiring certain U.S. federal income tax matters in connection with the Offering.

         For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Registration Statement, the Prospectus and the Prospectus Supplement, and (ii) such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements and representations made by Atlas, which we have neither investigated nor verified, as well as certain statements contained in the Registration Statement, Prospectus and Prospectus Supplement which we have also neither investigated nor verified. We have assumed that all such statements and representations are true, correct, complete and not breached, and that no actions that are inconsistent with such statements and representations will be taken. We have also assumed that all representations made "to the best knowledge of" any persons will be true, correct and complete as if made without such qualification.

         Any inaccuracy in, or breach of, any of the aforementioned statements, representations and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the "IRS") by Atlas as to the United States federal income tax consequences of the Offering and the ownership and disposition of the Common Units. The opinion expressed herein is not binding on the IRS or any court, and there can be no assurance that the IRS or a court of competent jurisdiction will not disagree with such opinion.

Atlas Pipeline Partners, L.P.
July 14, 2004
Page 2


         Based upon and subject to the foregoing, as well as to the limitations set forth below, it is our opinion, under presently applicable United States federal income tax law, that the discussion set forth in the Prospectus Supplement under the caption "Tax Considerations," to the extent it summarizes material federal income tax considerations (and considerations under the Employee Retirement Income Security Act of 1974) of the Offering and the ownership and disposition of the Common Units to the holders described therein, is correct in all material respects.

         The foregoing opinion is limited to the U.S. federal income tax matters addressed in the Prospectus Supplement, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein or in the Prospectus Supplement after the date of this letter.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.





                                                  Very truly yours,

                                                  /s/ Ledgewood Law Firm, P.C.

                                                  LEDGEWOOD LAW FIRM, P.C.